Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Genius Brands International, Inc. (the “Company”) of our report dated April 02, 2018, relating to the consolidated financial statements of Genius Brands International Inc. (which expresses an unqualified opinion), appearing in the Annual Report on Form 10-K of Genius Brands International Inc. for the year ended December 31, 2017.

/s/ Squar Milner LLP

Los Angeles, California

September 21, 2018